Exhibit 99.1

T2 Biosystems Announces First Quarter 2022 Financial Results

Results driven by strong sepsis-focused instrument placements in the United States

LEXINGTON, Mass., May 5, 2022 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO) (the “Company”), a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, today announced financial results for the first quarter ended March 31, 2022.

Recent Highlights

•	Achieved first quarter total revenue of $7.2 million, including product revenue of $3.8 million and research contribution revenue of $3.4 million.

•	Executed contracts for 15 T2Dx® Instruments during the first quarter, including 11 in the U.S. and 4 outside the U.S.

•	Expanded international commercialization by entering into exclusive distributor agreements in Norway, Finland, and Türkiye.

•	Completed development milestones under Option 2A of the multiple year product development contract with BARDA.

•

Received Option 2B of the contract with BARDA, valued at $4.4 million, to advance the U.S. clinical trials for the T2Biothreat® Panel and T2Resistance® Panel and continue development of the Company’s next-generation diagnostics for the detection of bloodstream infections and antimicrobial resistance.

•	Submitted applications for Breakthrough Device Designation with the U.S. Food and Drug Administration for the Company’s T2Biothreat™ Panel and T2Lyme™ Panel.

•	Completed the negative arm of the U.S. clinical trial for T2Biothreat Panel.

•

Announced the formation of the Company’s Scientific Advisory Board, consisting of leaders in the areas of infectious disease, laboratory medicine, and pharmacy, to provide strategic guidance on the Company’s product pipeline, clinical data generation, and clinical utilization.

“Our first quarter results reflect continued progress across our three corporate priorities: accelerating our sales, enhancing our operations, and advancing our pipeline. We are very pleased with the strong T2Dx Instrument placements in the U.S. and successful advances in new product development and U.S. clinical trials under the BARDA contract,” stated John Sperzel, Chairman and CEO of the Company. “We are confident that near-term catalysts can create value and drive long-term growth, including significant growth in T2Dx Instrument placements and sepsis test revenues compared to 2021, improving product gross margins, and completing the U.S. clinical trials for the T2Biothreat Panel and T2Resistance Panel.”

First Quarter 2022 Financial Results

Total revenue for the first quarter of 2022 was $7.2 million, an increase of 4% compared to the prior year period driven by increased BARDA contract activities and offset by decreased COVID-19 test panel sales. Product revenue for the first quarter of 2022 was $3.8 million, a decrease of 17% compared to the prior year period, resulting primarily from decreased COVID-19 test sales. Contribution revenue for the first quarter of 2022 was $3.4 million, an increase of 47% compared to the prior year period.

Operating expenses (reseach and development and selling, general and administrative expenses) for the first quarter of 2022 were $15.9 million, an increase of $5.0 million compared to the prior year period, driven by increased commercial and medical affairs headcount and increased BARDA contract activity.

Net loss for the first quarter of 2022 was $16.5 million, $0.10 per share, compared to a net loss of $10.7 million, $0.07 per share, in the prior year period.

Cash, cash equivalents, marketable securities and restricted cash were $20.5 million as of March 31, 2022.

2022 Financial Outlook

The Company continues to expect full year 2022 total revenue of $28.0 to $31.0 million, including product revenue of $16.0 to $17.0 million and research contribution revenue of $12.0 to $14.0 million. The Company continues to expect to close 60 to 70 T2Dx Instrument contracts in 2022 and COVID-19 revenue to decrease from $9.5 to $3.5 million.

Webcast and Conference Call Information

The Company’s management team will host a conference call today, May 5, 2022, beginning at 4:30 pm ET. Investors interested in listening to the call may do so by dialing 877-545-0320 for domestic callers or 973-528-0002 for International callers, using passcode: 927471. A live and recorded webcast of the call will be available on the “Investors” section of the Company’s website at www.t2biosystems.com.

About T2 Biosystems

The Company, a leader in the rapid detection of sepsis-causing pathogens and antibiotic resistance genes, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. The Company’s products, which are powered by the Company’s proprietary T2 Magnetic Resonance (T2MR®) technology, include the T2Dx® Instrument, the T2Candida® Panel, the T2Bacteria® Panel, the T2Resistance® Panel, and the T2SARS-CoV-2™ Panel. The Company has an active pipeline of future products, including the T2Biothreat Panel, the T2Cauris™ Panel, the T2Lyme™ Panel, as well as additional products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers, and biothreat pathogens.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our revenue results and cash balance, financial outlook, timing of filing of an FDA submission, anticipated strategic priorities, product demand, commitments or opportunities, and growth expectations or targets, as well as statements that include the words “expect,”    “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission, or SEC, on March 23, 2022, and other filings the Company makes with the SEC from time to time, including our Quarterly

Reports on Form 10-Q and Current Reports on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Media Contact:

Meagan Dominick, Vault Communications

mdominick@vaultcommunications.com

773-369-4255

Investor Contact:

Philip Trip Taylor, Gilmartin Group

ir@T2Biosystems.com

415-937-5406

T2 Biosystems, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$9,397	$22,245
Marketable securities	9,989	9,996
Accounts receivable	4,361	5,134
Inventories	5,172	3,909
Prepaid expenses and other current assets	4,584	3,110

Total current assets	33,503	44,394
Property and equipment, net	4,778	4,675
Operating lease right-of-use assets	9,472	9,766
Restricted cash	1,131	1,551
Other assets	155	153

Total assets	$49,039	$60,539

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$3,385	$2,832
Accrued expenses and other current liabilities	8,950	8,338
Deferred revenue	338	518

Total current liabilities	12,673	11,688
Notes payable	48,257	47,790
Operating lease liabilities, net of current portion	9,060	9,359
Deferred revenue, net of current portion	47	28
Other liabilities	4,653	4,577
Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized; 171,412,940 and 166,400,892 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	171	166
Additional paid-in capital	462,900	459,151
Accumulated other comprehensive income	(11)	(4)
Accumulated deficit	(488,711)	(472,216)

Total stockholders’ (deficit) equity	(25,651)	(12,903)

Total liabilities and stockholders’ (deficit) equity	$49,039	$60,539

T2 Biosystems, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Product revenue	$3,844	$4,650
Contribution revenue	3,390	2,306

Total revenue	7,234	6,956
Costs and expenses:
Cost of product revenue	6,205	5,790
Research and development	6,656	4,665
Selling, general and administrative	9,230	6,203

Total costs and expenses	22,091	16,658

Loss from operations	(14,857)	(9,702)
Other income (expense):
Interest income	3	6
Interest expense	(1,650)	(1,013)
Other income, net	9	49

Total other expense	(1,638)	(958)

Net loss	$(16,495)	$(10,660)

Net loss per share — basic and diluted	$(0.10)	$(0.07)

Weighted-average number of common shares used in computing net loss per share — basic and diluted	169,855,170	148,231,412

Other comprehensive loss:
Net loss	$(16,495)	$(10,660)
Net unrealized gain (loss) on marketable securities arising during the period	(7)	9
Less: net realized gain on marketable securities included in net loss	—	(2)

Total other comprehensive loss, net of taxes	(7)	7

Comprehensive loss	$(16,502)	$(10,653)